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                                                                    Exhibit 4.37


                                October 13, 2000



Vision Twenty-One, Inc.
7360 Bryan Dairy Road, Suite 200
Largo, FL 33777

Attention:  Bruce Maller, Chairman of the Board

Gentlemen:

         We refer to the Amended and Restated Credit Agreement dated as of July 1, 1998, as amended, between you and us (the "Credit Agreement"). All capitalized terms used herein without definition shall have the same meaning herein as such terms are defined in the Credit Agreement.

         The Borrower has advised the Banks that the Borrower is currently working on a revised business plan which will include, among other things, a request to restructure the Obligations owing to the Banks on terms and conditions mutually agreed upon by the Borrower and the Banks. While the Borrower and the Banks have initiated discussions concerning the proposed restructuring of the Obligations, the Borrower acknowledges that the Banks have not agreed to any terms and conditions relating to any restructuring of the Obligations. In the meantime, however, the Borrower intends to continue to sell the remaining physician practice management groups operated by the Borrower and its Subsidiaries (collectively being referred to herein as the "PPM Businesses") and use a portion of the proceeds from the sale of the PPM Businesses to meet its reasonable and necessary operating expenses.

         To afford the Borrower an opportunity to proceed with the transactions described above, the Borrower has requested that (i) the Banks extend the temporary waiver period provided for in Sections 2.1 and 2.2 of that certain Seventh Amendment and Waiver to Credit Agreement dated as of December 10, 1999, among the Borrower, the Banks, and the Agent (the "Seventh Amendment") (as further amended, in part, by a December 30, 1999, letter agreement, a February 29, 2000, letter agreement, a March 24, 2000, letter agreement, an April 14, 2000, letter agreement, a May 5, 2000, letter agreement, a May 19, 2000, letter agreement, a June 1, 2000, letter agreement, a June 9, 2000, letter agreement, a June 16, 2000, letter agreement, a June 29, 2000, letter agreement, a July 21, 2000, letter agreement, an August 11, 2000, letter agreement, a September 8, 2000, letter agreement, and a September 29, 2000, letter agreement, in each case between the Borrower, the Banks and the Agent) and, in addition, that the Banks temporarily waive any non-compliance by the Borrower as of December 31, 1999, as of March 31, 2000, as of June 30, 2000, and as of September 30, 2000, with Sections 8.8 (Total Funded Debt/Adjusted EBITDA Ratio), 8.10 (Interest Coverage Ratio), and 8.11 (Debt Service Coverage Ratio) of the Credit Agreement and the Borrower's non-compliance with Section 8.5(b)



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Vision Twenty-One, Inc.
October 13, 2000
Page 2




of the Credit Agreement with respect to the timely delivery of the Borrower's March 31, 2000, financial statements, in each case to October 27, 2000 (the "Waiver Termination Date"), (ii) Bank of Montreal extend the Bridge Loan Period from October 13, 2000, to the Waiver Termination Date, and (iii) amend the due date for the payment of principal, interest and unused commitment fees otherwise due on or before September 30, 2000, with respect to the Revolving Credit and the Term Loans (including such payments described in Sections 2.1 and 2.2 of the Seventh Amendment) to the Waiver Termination Date. By signing below, the Banks (including Bank of Montreal with respect to the Bridge Loan Commitment) hereby agree to extend the waiver period provided in Sections 2.1 and 2.2 of the Seventh Amendment from October 13, 2000, to the Waiver Termination Date, temporarily waive any non-compliance by the Borrower as of December 31, 1999, as of March 31, 2000, as of June 30, 2000, and as of September 30, 2000, with Sections 8.8 (Total Funded Debt/Adjusted EBITDA Ratio), 8.10 (Interest Coverage Ratio), and 8.11 (Debt Service Coverage Ratio) of the Credit Agreement and the Borrower's non-compliance with Section 8.5(b) of the Credit Agreement with respect to the timely delivery of the Borrower's March 31, 2000, financial statements through the period ending on the Waiver Termination Date, agree to extend the Bridge Loan Period to the Waiver Termination Date, and agree to amend the due date for the payment of principal, interest, and unused commitment fees otherwise due on or before September 30, 2000, with respect to the Revolving Credit and the Term Loans (including such payments described in Sections 2.1 and 2.2 of the Seventh Amendment) to the Waiver Termination Date, provided that:

                  (a) until the Obligations are paid in full, the Borrower shall provide to the Banks a weekly Budget pursuant to Section 1.14(f) of the Credit Agreement and such Budget shall be subject to the Approved Budget and reconciliation procedures set forth therein, regardless of whether or not then being accompanied by a request for a Borrowing of Bridge Loans;

                  (b) at all times on and after the date hereof (i) all proceeds from the sale of any assets of the Borrower and its Subsidiaries (including, without limitation, proceeds from the sale of the PPM Businesses or any part thereof), and (ii) cash receipts arising from the operation of the business of the Borrower and its Subsidiaries not applied pursuant to an Approved Budget, shall in each case be remitted promptly upon receipt to the Agent; and

                  (c) except to the extent applied to payments pursuant to an Approved Budget or applied to the Obligations owing to the Banks, proceeds received pursuant to clause (c) above shall be held by the Agent as collateral for the remaining Obligations owing to the Banks (the Agent hereby being granted a Lien on and right of set-off for the benefit of the Banks against all such amounts so held).


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Vision Twenty-One, Inc.
October 13, 2000
Page 3


The Borrower hereby acknowledges and agrees to the foregoing conditions. The Borrower also hereby acknowledges and agrees that (i) any restructuring of the terms and conditions relating to the Obligations shall be subject to the Banks' consent, which may be given or withheld in their discretion and (ii) any sale of the Borrower's or its Subsidiaries' assets or businesses shall be subject to the prior written consent of the Banks, and all proceeds from any such sale represent proceeds of the Banks' Collateral, to be held by the Agent or applied to the Obligations pursuant to the terms of the Credit Agreement as modified hereby.

         Except as specifically modified hereby, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall stand and remain unchanged and in full force and effect. This waiver shall become effective upon the execution and delivery hereof by each of the Banks and the Borrower as set forth below. This waiver may be executed in counterparts and by different parties on separate counterpart signature pages, each of which shall be an original and all of which taken together shall constitute one and the same instrument. This waiver shall be governed by, and construed in accordance with, the laws of the State of Illinois.



                          [SIGNATURE PAGES TO FOLLOW]


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Vision Twenty-One, Inc.
October 13, 2000
Page 4




         This waiver letter is entered into by and among the parties hereto as of the date first above written.


BANK OF MONTREAL, in its individual           BANK ONE TEXAS, N.A.
capacity as a Bank and as Agent


By: /s/ Heather L. Turf                     By: /s/ Shane E. Green
   -------------------------------             --------------------------------
Name:   Heather L. Turf                     Name:   Shane E. Green
      ----------------------------               -----------------------------
Title:  Director                            Title:  Banking Officer
      ----------------------------                ----------------------------

PACIFICA PARTNERS I, L.P.                   PILGRIM PRIME RATE TRUST

By: Imperial Credit Asset Management,       By: Pilgrim Investments, Inc.,
    as its Investment Manager                   as its Investment Manager


By: /s/ Dean K. Kawai                       By: /s/ Charles E. LeMieux
   -------------------------------             -------------------------------
Name:   Dean K. Kawai                       Name:   Charles E. LeMieux, CFA
      ----------------------------                ----------------------------
Title:  Vice President                      Title:  Vice President
      ----------------------------                ----------------------------


PILGRIM AMERICA HIGH INCOME                 MERRILL LYNCH BUSINESS
INVESTMENTS LTD.                            FINANCIAL SERVICES, INC.

By: Pilgrim Investments, Inc.,              By: /s/ Gary L. Stewart
    as its Investment Manager                  -------------------------------
                                            Name:   Gary L. Stewart
By: /s/ Charles E. LeMieux                       -----------------------------
   -------------------------------          Title:  Vice President
Name:   Charles E. LeMieux, CFA                   ----------------------------
      ----------------------------
Title:  Vice President
      ----------------------------




Acknowledged and agreed to as of the date first above written.

                                              VISION TWENTY-ONE, INC.


                                              By: /s/ Bruce Maller
                                                 ------------------------------
                                              Name:   Bruce Maller
                                                   ----------------------------
                                              Title:  Chairman
                                                    ---------------------------